This Instrument Prepared By                      Exhibit (10)(xxix)
and return to:
James Sadock, Jr., Esq.
5550 Glades Road, Suite 100
Boca Raton, Florida  33431

                       SECOND AMENDMENT TO
        LOAN AGREEMENT, SECURITY AGREEMENT AND COLLATERAL
   ASSIGNMENT OF LOANS, NOTES, MORTGAGES AND SECURITY DOCUMENTS

     This Second Amendment to Loan Agreement, Security Agreement and Collateral Assignment of Loans, Notes, Mortgages and Security Documents ("Second Amendment") is executed and delivered as of the 31st day of October, 1996 by and between CV REIT, INC., f/k/a Cenvill Investors, Inc., a Delaware corporation, Administration Building, 19146 Lyons Road, Boca Raton, Florida 33434 (the "Assignor") and OHIO SAVINGS BANK, a federal savings bank, f/k/a Ohio Savings Bank, an Ohio corporation, 200 Ohio Savings Plaza, 1801 East Ninth Street, Cleveland, Ohio 44114 ("Lender");

                      W I T N E S S E T H :

     WHEREAS, in consideration for a loan from Lender to Assignor in the amount of Seven Million Five Hundred Thousand and no/100 Dollars ($7,500,000.00) made on October 26, 1993 (the "Term Loan"), Assignor has executed and delivered to Lender its Secured Promissory Note dated October 26, 1993 in the original amount of Seven Million Five Hundred Thousand and no/100 Dollars ($7,500,000.00) U.S. (the "Term Note");

     WHEREAS, the Term Note is evidenced and secured by, among other things, a Loan Agreement, Security Agreement and Collateral Assignment of Loans, Notes, Mortgages and Security Documents ("Assignment") executed and delivered as of the 26th day of October, 1993 by Assignor to Lender and recorded on October 27, 1993 in Official Records Book 21318, Page 648, of the Public Records of Broward County, Florida, and on November 1, 1993 in Official Records Book 3870, Page 3743, of the Public Records of Volusia County, Florida; and

     WHEREAS, Assignor and Lender have heretofore agreed that Lender shall make available to Assignor a revolving line of credit not to exceed Four Million and no/100 Dollars ($4,000,000.00) (U.S.) (the "Revolving Loan"), which is evidenced by a Secured Revolving Promissory Note dated February 25, 1994 (the "Original Revolving Note") and secured by the Assignment as modified by First Amendment to Loan Agreement, Security Agreement and Collateral Assignment of Loans, Notes, Mortgages and Security Documents ("First Amendment") executed and delivered as of the 25th day of February, 1994 by Assignor to Lender and recorded on March 1, 1994 in Official Records Book 21811, Page 785, of the Public Records of Broward County, Florida; and


     WHEREAS, Assignor and Lender have agreed that the Revolving Loan shall be renewed and reduced to a revolving line of credit not to exceed Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) (U.S.) which renewed and reduced Revolving Loan is evidenced by a Secured Revolving Promissory Note of even date herewith (the "Renewal Revolving Note") which renews, replaces and supercedes the Original Revolving Note and is secured by the Assignment as modified by the First Amendment and this Second Amendment.

     NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Assignor and Lender hereby covenant and agree as follows:

     1. Recitals. The aforementioned recitals are true and correct and are hereby incorporated by this reference.

     2. Term Loan. The Term Note has heretofore been paid in full by Assignor.

     3. Modification of Assignment as Modified by First Amendment. The Assignment, as heretofore modified by the First Amendment, is hereby amended and modified as follows:

          (a)  The indebtedness evidenced by the Renewal Revolving
Note is and shall be secured by the Assignment. From and after the date of this Second Amendment, the aggregate principal amount secured by the Assignment, as hereby amended and modified, shall never exceed Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00).

          (b) Definitions. The definitions of the terms listed below, as added to Section 1 of the Assignment by the First
Amendment, are hereby replaced and superseded by the following:

                    (s)  Maturity date.  May 1, 1998.

                    (t)  Maximum Revolving Loan Amount.  Two
                    Million Five Hundred Thousand Dollars
                    ($2,500,000.00).

                    (u)  Maximum Revolving Sublimit.  One Million
                    Dollars ($1,000,000.00).

                    (w)  Revolving Loan.  The Revolving Loan in
                    the maximum amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) provided in Sections 2(d) through (k) hereof, and evidenced by the Revolving Note and secured by this Assignment.


                    (y)  Revolving Note.  The Secured Revolving
                    Promissory Note of even date herewith executed and delivered to Lender by Assignor in the maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), including any partial or total extension, restatement, renewal, amendment, modification or substitution thereof or therefor.

Capitalized terms used herein and not otherwise defined herein shall have the meanings prescribed therefor in the Assignment to the extent defined therein.

          (c) Section 2 (h). Paragraph (h) of Section 2 is hereby superseded, restated and replaced by the following:

          (h) Unused Commitment Fee. On the first day of each quarter (meaning a period of three (3) consecutive calendar months) during the term of the Revolving Note, commencing on August 1, 1996, Assignor shall pay to Lender an "Unused Commitment Fee" equal to one-quarter of one percent (0.25%) per annum (based on a 360 day year and calculated for the actual number of days elapsed) of the daily unused portion during the preceding quarter of the difference between the Maximum Revolving Loan Amount minus the aggregate amount of outstanding Letters of Credit issued pursuant hereto.

          4. Representations and Warranties. Assignor represents and warrants that it has full power, authority and legal right to execute, deliver and perform the Renewal Revolving Note and this Second Amendment, and that, as of the date hereof (i) the warranties and representations of Assignor contained in the Assignment are true, correct and complete in all material respects;
(ii) all the material covenants, terms and conditions of the Assignment remain satisfied; and (iii) no Event of Default, or event which upon the lapse of time, the giving of notice, or both, could become an Event of Default, has occurred under the Assignment.

          5. Ratification of Loan Documents. Assignor acknowledges that the Assignment, as amended hereby, the UCC-1 and UCC-3 Financing Statements delivered in conjunction therewith, and any other document or instrument related thereto are valid and binding; that there are no defenses, set offs or counterclaims thereto; nothing herein or in the Renewal Revolving Note invalidates or shall impair or release any covenant, condition, agreement or stipulation in the Loan Documents; and Assignor shall perform and comply with and abide by each of the covenants, agreements, conditions and stipulations of the Loan Documents as amended hereby.

          6. Expenses and Other Payments. At the time of execution and delivery of this Second Amendment, Assignor shall pay to Lender all reasonable costs, fees and expenses incurred by Lender in connection with this Second Amendment.

          7.  Miscellaneous.

               (a) Recording. Assignor shall promptly cause this Second Amendment to be filed or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien of the Assignment upon and the interest of Lender in, the Assigned Loan Documents. Assignor will pay all filing and recording fees, and all expenses incident to the preparation, execution and acknowledgement of this Second Amendment, and all Federal, state, county and municipal taxes, duties, assessments and charges now or hereafter arising out of or in connection with the filing, recording, execution and delivery of this Second Amendment, including without limitation any and all documentary stamps and/or intangible taxes. If at any time any agency of the State of Florida shall determine that the documentary stamps affixed to the Renewal Revolving Note or the intangible personal property taxes affixed to this Second Amendment are insufficient or if no documentary stamps or intangible personal property taxes have been affixed and that such stamps and taxes should thereafter be affixed, the Assignor shall pay for the same, together with any interest or penalties imposed in connection with such determination. Assignor may, at its expense and after prior notice to Lender, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments and other charges and, during the period of such contest, permit the items so contested to remain unpaid, however, if at any time Lender shall notify Assignor that, in its opinion, by nonpayment of any such items that the lien of any Assigned Mortgage, as to any part of the Mortgaged Property or the validity or operation of the Assignment, as amended by this Second Amendment, will be adversely affected, or the nonpayment of any such items will result in the creation of a lien of equal or superior priority to any of the Assigned Mortgages upon any of the Mortgaged Property or of equal or superior priority to the lien and security interest of the Assignment on any Assigned Loan Document, Assignor shall promptly pay such taxes, assessments or charges.

               (b) Severability. If any one or more of the provisions of this Second Amendment is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and of the remaining provisions of this Second Amendment shall not be in any way impaired, and each term or provision shall be construed to be legal, valid, binding and enforceable to the maximum extent permitted by law.

               (c)  Survival of Covenants, Agreements,
Representations and Warranties. All warranties, representations and covenants made by Assignor herein or in any certificate or other instrument delivered by it or on its behalf under this Second Amendment shall be considered to have been relied upon by Lender and shall survive regardless of any investigation made by Lender or on its behalf. All such statements and any such certificate or other instrument shall constitute warranties and representations by Assignor hereunder.

               (d)  Headings.  Paragraph headings have been
inserted in this Second Amendment as a matter of convenience of reference only; such paragraph headings are not part of this Second Amendment and shall not be used in the interpretation of this Second Amendment.

               (e) Time of the Essence. Time is hereby expressly made of the essence with respect to the performance and/or satisfaction of each of the provisions and conditions of this Second Amendment.

               (f) Governing Law/Jurisdiction/Venue. This Second Amendment is made and entered into in the County of Cuyahoga, State of Ohio and shall, in all respects, be interpreted, enforced and governed by and under the laws of Ohio, and all parties consent to jurisdiction and venue in any State or Federal Court in said County and State with respect to any claim, cause of action or proceeding relating to this Second Amendment, the Renewal Revolving Note or any transaction contemplated hereby.

               (g) Waiver of Trial by Jury. Each party hereby voluntarily and knowingly waives its right to trial by jury in connection with any dispute, claim, action, cause of action or proceeding between the parties hereto relating in any way to the Renewal Revolving Note, this Second Amendment or any transaction contemplated hereby.

               (h) Limited Modification/Conflicts. Except to the limited extent expressly provided herein, the Assignment and all other Loan Documents, as modified by the First Amendment and by this Second Amendment, including without limitation the addition of
Section 2(j) to the Assignment [which said Section 2(j) is hereby reaffirmed by Assignor and Lender], shall remain in full force and effect. In the event of any inconsistency between the terms and conditions of the Assignment and this Second Amendment, the terms and provisions of this Second Amendment shall govern and control.


Signed, acknowledged and delivered      ASSIGNOR:
in the presence of:                     CV REIT, INC.,
                                   a Delaware corporation

/s/ Barbara Barzyk                   By:/s/ Elaine Kahant
--------------------                -------------------------
Name printed:  Barbara Barzyk      Name Printed: Elaine Kahant
                                      Its:  Vice President

/s/ Marie Lamazza
------------------
Name Printed:  Marie Lamazza
Witness as to Assignor



                    LENDER:
                    OHIO SAVINGS BANK,
                    a federal savings bank,
                    f/k/a Ohio Savings Bank,
                    an Ohio corporation

                    By:  /s/ Robert Goldberg
                     -------------------------
                    Name Printed: Robert Goldberg
                    Its:  President

                    By:  /s/ Frank J. Bolognia
                     --------------------------
                    Name Printed:  Frank J. Bolognia
                    Its:  Senior Vice Presiden


STATE OF FLORIDA    )
                    )ss:
COUNTY OF PALM BEACH )

     Before me, a Notary Public in and for said County and State, on this 20th day of November, 1996 personally appeared the above-named Elaine Kahant the Vice President of CV Reit, Inc., a Delaware corporation, who acknowledged to me that he did sign the foregoing instrument, and that such signing was the free act and deed of said
CV Reit, Inc. and his free act and deed as such officer. She is personally known to me.

                         /s/  Marie Lamazza
                          ---------------------
                         Printed Name: Marie Lamazza
                         Notary Public, State of Florida
                         My Commission Expires: September 24, 2000
(SEAL)





STATE OF OHIO       )
                    )ss:
COUNTY OF CUYAHOGA  )

     I hereby certify that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, the foregoing instrument was acknowledged before me by Robert Goldberg and Frank J. Bolognia, President and Sr. Vice President, respectively, of Ohio Savings Bank, a federal savings bank, f/k/a Ohio Savings Bank, an Ohio corporation, freely and voluntarily under the authority duly vested in them by said corporation. They are personally known to me.
     WITNESS my hand and official seal in the County and State last aforesaid this 31st day of October, 1996.


                              /s/ R. L. Lugibihl
                              ----------------------------
                           Notary Public, State of Ohio

(SEAL)
                           R. L. Lugibihl
                              ----------------------------
                           Typed, printed or stamped name of
                              Notary Public
                           My Commission Expires: September 8, 1999